Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Xtreme Fighting Championship, Inc. formerly Duke Mountain Resources, Inc. (the "Company") on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the "report"), I, Steve A. Smith, Jr., Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 20th day of September 2021.

//s/Steve A. Smnith, Jr.

Steve A. Smith, Jr.

Certification of Principal Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Xtreme Fighting Championship, Inc. and will be retained by Xtreme Fighting Championship, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.